Exhibit 21.1

Laureate Education, Inc.
List of Subsidiaries as of February 11, 2022

Company	Jurisdiction of Organization
Educacao Interativa do Brasil, Ltda.	Brazil
LEI Combination Holdings Limited	Cayman Islands
Fleet Street Development Company SpA	Chile
Inmobiliaria Educacional SPA	Chile
Inmobiliaria e Inversiones San Genaro, SPA	Chile
Inmobiliaria e Inversiones San Genaro Dos, SPA	Chile
Laureate SPA	Chile
Laureate Holding SPA	Chile
Servicos Andinos SPA	Chile
Servicios Profesionales Ad Portas, Ltda.	Ecuador
Fleet Street Development Company Honduras, S. de R.L. de C.V.	Honduras
Laureate Education Asia Limited	Hong Kong
LEI China, Limited	Hong Kong
LEI Holdings, Ltd.	Hong Kong
India Centric Education Hub Private Limited	India
Exeter Street Holdings Sdn. Bhd.	Malaysia
LEI Management Asia Sdn Bhd	Malaysia
Colegio Americano de Veracruz, S.C.[1]	Mexico
Colegio Villa Rica Coatzacoalcos, S.C.[1]	Mexico
Colegio Villa Rica, S.C.[1]	Mexico
Corparación Educativa de Celaya, S.C.	Mexico
Fundacion UVM, S.C. (fka Fundación Laureate S.C)	Mexico
Institute for Executive Development Mexico S.A. de C.V.	Mexico
Laureate Education Mexico, S. de R.L. de C.V.	Mexico
LE Proteccion Contigo Agente de Seguros, SA de CV.	Mexico
LEM Holdco, S DE RL De CV	Mexico
Servicios Regionales Universitarios LE, S.C.	Mexico
Universidad Autónoma de Veracruz, S.C.[1]	Mexico
Universidad del Valle de México, S.C.[1]	Mexico
Universidad Tecnológica de Mexico, S.C.[2]	Mexico
Administradora CA Universitaria, S.C.	Mexico
Education Trademark B.V.	Netherlands
Fleet Street International Universities C.V.	Netherlands
Laureate I B.V.	Netherlands
Laureate Coöperatie U.A.	Netherlands
Laureate International B.V.	Netherlands
Laureate Middle East Holdings B.V.	Netherlands
Laureate OnLine Education B.V.	Netherlands
Laureate Netherlands Holding B.V. (fka Iniciativas Culturales de España B.V.)	Netherlands
Laureate Trademark Holding B.V.	Netherlands
Laureate-University of Liverpool Ventures B.V.	Netherlands
LEI AMEA Investments B.V.	Netherlands
LEI European Investments, B.V.	Netherlands
Online Higher Education B.V.	Netherlands
Sumadi Global B.V.	Netherlands
1 D/B/A Universidad del Valle de Mexico
2 D/B/A Universidad Tecnológica de México; Universidad del Valle de Mexico

Company	Jurisdiction of Organization
Desarrollos Urbanos Educativas, S. de R.L.	Panama
Laureate Peru, S.A.C. (fka Inversiones Educacionales Perú S.R.L.)	Peru
Laureate Education Perú S.A.C.	Peru
Metramark S.A.C.	Peru
Universidad Peruana de Ciencias Aplicadas, S.A.C.	Peru
Universidad Privada del Norte, S.A.C.	Peru
Instituto de Educacion Superior Privado Cibertec SAC (fka Instituto de Educación Superior Tecnológico Privado Red Avansys S.A.C.)	Peru
OIE Support spółka z ograniczoną odpowiedzialnością w organizacji	Poland
Laureate Vocational Saudi Limited	Saudi Arabia
LEI Singapore Holdings Pte. Ltd.	Singapore
Laureate-Obeikan, Ltd.	United Arabs Emirates
Exeter Street Holdings LLC	Maryland, USA
Fleet Street International University Holdings, LLC	Maryland, USA/ Netherlands
FSIUH Holding LLC	Maryland, USA/ Netherlands
Exeter Street Illinois LLC (fka Kendall College LLC)	Illinois, USA
Laureate US Holdings Corporation	Delaware, USA
LEI Administration, LLC	Maryland, USA
National Hispanic University, LLC	California, USA
Post-Secondary Education Acquisition Corporation	Delaware, USA

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